EXHIBIT 10.17

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (the "Amendment") is made on January 1, 2004 by and between Crdentia Corp., a Delaware corporation (the "Company") and James D. Durham ("Employee").


                                    RECITALS

         A. The Company (under its former name, Lifen, Inc.) and Employee entered into a certain Employment Agreement dated August 14, 2002 (the "Employment Agreement").

         B. Each of the Company and Employee desire to amend and restate certain provisions of the Employment Agreement.

         In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows. Any capitalized terms not otherwise defined herein shall have the meanings given such terms in the Employment Agreement:

         1. Deletion of Defined Terms in Part One. Each of the defined terms "Option" and "Stock Option Plan" in Part I shall be deleted in its entirety.

         2. Amendment and Restatement of Part Two, Section 1. The last sentence of Part Two, Section 1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                  "Employee's principal place of operations will be at the Company's corporate offices in Dallas, Texas."

         3. Amendment and Restatement of Part Two, Section 4(A). Part Two,
Section 4(A) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                  "A. For service in the 2004 calendar year, Employee's base salary will be paid at the annual rate of Three Hundred Twenty Thousand Dollars ($320,000). Thereafter, Employee's annual rate of base salary may be subject to adjustment each calendar year by the Board."

         4. Deletion of Part Two, Section 8(C). Part Two, Section 8(C) of the Employment Agreement is hereby deleted in its entirety.

         5. Deletion of Part Two, Section 9(C). Part Two, Section 9(C) of the Employment Agreement is hereby deleted in its entirety.

         6. Deletion of Part Two, Section 10. Part Two, Section 10 of the Employment Agreement is hereby deleted in its entirety.

         7. Amendment and Restatement of Part Two, Section 12. Part Two, Section 12 of the Employment Agreement and is hereby amended and restated in its entirety to read as follows:

                  "12. Non-Solicitation and Non-Disparagement. During any period for which Employee is receiving compensation payments pursuant to Part Two, Section 4 and for eighteen (18) months thereafter, Employee will not directly or indirectly (i) solicit any Company employee, independent contractor or consultant to leave the Company's employ or otherwise terminate such person's relationship with the Company for any reason or interfere in any other manner with the employment or other relationships at the time existing between the Company and its current employees, independent contractors or consultants or (ii) solicit any of the Company's customers for products or services substantially similar to those offered by the Company. In addition, Employee will not disparage the Company or any of its stockholders, directors, employees or agents (collectively the "Company Representatives"), and neither the Company nor the Company Representatives will disparage Employee.

         8. Amendment and Restatement of Part Two, Section 13. Each reference in Part Two, Section 13 of the Employment Agreement to "Section 14" is hereby amended and restated in its entirety to refer to "Section 13," as applicable.

         9. Amendment and Restatement of Part Two, Section 15(A). Part Two,
Section 15(A) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                  "A. The Company (or any successor entity resulting from a Change in Control) may terminate Employee's employment under this Agreement at any time for any reason, with or without cause, by providing Employee with at least seven (7) days prior written notice. However, such notice requirement will not apply in the event there is a Termination for Cause under subsection D below. Employee may terminate employment with the Company at any time for any reason, with or without cause, upon at least ninety (90) days prior written notice. During such period, Employee shall continue to diligently perform all of Employee's duties hereunder. The Company shall have the option, in its sole discretion, to make Employee's termination effective at any time prior to the end of the 90 day notice period as long as the Company pays Employee all compensation to which Employee is entitled up through the last day of the 90 day notice period."

         10. Amendment and Restatement of Part Two, Section 16. Each reference in Part Two, Section 16 of the Employment Agreement to "Section 17" is hereby amended and restated in its entirety to refer to "Section 16," as applicable.

         11. Addition of Section 17 to Part Two. Part Two of the Employment Agreement is hereby amended to add a Section 17 which shall read as follows:

                  A. Non-Competition. As an inducement for the Company's entering into this Agreement and in consideration of the Company's agreement to furnish Employee with certain confidential and proprietary information regarding the Company pursuant to Part Two, Section 13 of this Agreement, Employee covenants that commencing on the date hereof (the "Effective Date") and for a period ending eighteen (18) months following the termination of Employee's employment with the Company (the "Term"), the Employee shall not, directly or indirectly, manage, engage in, operate or conduct, prepare to or plan to conduct or assist


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         any person or entity to conduct any business, or have any controlling interest in any business, person, firm, corporation or other entity (as a principal, owner, agent, employee, shareholder, officer, director, joint venturer, partner, member, security holder, creditor, consultant or in any other capacity) whose revenue is generated principally from a business which is competitive with the Business anywhere in the United States (the "Territory"). As used herein, the term "Business" shall refer to the business of the company and its subsidiaries of operating a temporary nurse staffing company, including, without limitation, the provision of travel and per diem temporary nurse staffing services; provided, however, that the term "Business" shall not include the business of operating a temporary nurse staffing company which is directly reimbursed by Medicare, Medicaid or any successor federal program, which such business and its operations shall not be considered competitive with the Business for the purpose of this Section 17. The covenants set forth in this Section 17 shall be construed as a series of separate covenants covering their subject matter in each of the separate states with the Territory, and except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth above in this Section 17. To the extent that any such covenant shall be judicially unenforceable in any one or more states in the United States, such covenant shall not be affected with respect to each of such other states in the Territory. Each covenant with respect to such state in the Territory shall be construed as severable and independent."

         12. Addition of Section 18 to Part Two. Part Two of the Employment Agreement is hereby amended to add a Section 18 which shall read as follows:

                  "18. Injunctive Relief and Termination.

                  A. General. Employee acknowledges and agrees that (i) the covenants and restrictions contained in Part Two, Section 17 of this Agreement are necessary, fundamental and required for the protection of the Business, (ii) such covenants relate to matters which are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value; and (iii) the Company will suffer irreparable harm in the event that Employee breaches any of his obligations under Part Two, Section 17 hereof, and that monetary damages shall be inadequate to compensate the Company for any such breach. Employee agrees that in the event of any breach or threatened breach by Employee of any of the provisions of Part Two,
         Section 17 hereof, the Company shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction in order to prevent or restrain any such breach or threatened breach by Employee, or by any or all of Employee's agents, representatives or other persons directly or indirectly acting for, on behalf of or with Employee, and the Company will not be obligated to post bond or other security in seeking such relief.

                  B. No Limitation of Remedies. Notwithstanding the provisions set forth in Section 18(A) above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 18, is intended to be exclusive of any other


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

         remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise."

         13. Addition of Section 19 to Part Two. Part Two of the Employment Agreement is hereby amended to add a Section 19 which shall read as follows:

                  "19. Reasonableness of Restrictions. EMPLOYEE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF PART TWO, SECTION 17 HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND ITS ASSETS AND PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE BUSINESS. IF ANY COVENANT IN PART TWO, SECTION 17 IS HELD TO BE UNREASONABLE, ARBITRARY, OR AGAINST PUBLIC POLICY, SUCH COVENANT WILL BE CONSIDERED TO BE DIVISIBLE WITH RESPECT TO SCOPE, TIME, AND GEOGRAPHIC AREA, AND SUCH LESSER SCOPE, TIME, OR GEOGRAPHIC AREA, OR ALL OF THEM, AS A COURT OF COMPETENT JURISDICTION MAY DETERMINE TO BE REASONABLE, NOT ARBITRARY, AND NOT AGAINST PUBLIC POLICY, WILL BE EFFECTIVE, BINDING AND ENFORCEABLE AGAINST EMPLOYEE."

         14. Amendment and Restatement of Part Three, Section 4. Part Three,
Section 4 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                  "4. Miscellaneous. The provisions of this Agreement will be construed and interpreted under the laws of the State of Texas. This Agreement incorporates the entire Agreement between Employee and the Company relating to the terms of his employment and the subject of severance benefits and supersedes all prior agreements and understandings with respect to such subject matter. This Agreement may only be amended by written instrument signed by Employee and an authorized officer of the Company."

         15. Amendment and Restatement of Part Three, Section 5. Part Three,
Section 5 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                  "5. Arbitration. Any controversy which may arise between Employee and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of this Agreement or any claim arising from or relating to this Agreement will be submitted to final and binding arbitration in Dallas, Texas in accordance with the rules of the American Arbitration Association then in effect. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief in a court of competent jurisdiction for any claim or controversy arising out of or related to the unauthorized use, disclosure, or misappropriation of the confidential and/or proprietary information of


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         the other party or other breach of the nonsolicitation,
         nondisparagement, or noncompetition provisions set forth in Part Two, Sections 12, 13, 14 and 17 above."

         16. Effect of Amendment. Except as expressly amended, restated or consented to in this Amendment, the Employment Agreement shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall govern and control.

         17. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         18. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         20. Entire Agreement. This Amendment, together with the Employment Agreement and the agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

CRDENTIA CORP.

By:    /s/ Robert Kenneth
    -----------------------------------
    Robert Kenneth
    Chairman of the Compensation Committee


EMPLOYEE:

   /s/ James D. Durham
---------------------------------------
James D. Durham


               SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT